Exhibit 1.1

  3,300,000 Shares

SYNUTRA INTERNATIONAL, INC.

Common Stock
(par value US$0.0001 per share)

EQUITY UNDERWRITING AGREEMENT

June 25, 2010

OPPENHEIMER & CO. INC.
300 MADISION AVENUE
NEW YORK, NY 10017
USA

ROTH CAPITAL PARTNERS, LLC
24 CORPORATE PLAZA
NEWPORT BEACH, CA 92660
USA

As Representatives of the several Underwriters
named in Schedule I attached hereto.

Ladies and Gentlemen:

Synutra International, Inc., a corporation incorporated in Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 3,300,000 shares (the “Firm Shares”) of common stock, par value US$0.0001 per share (the “Common Stock”), of the Company and, at the election of the Underwriters, up to 495,000 additional shares of Common Stock (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “Shares”.

1.  (a) The Company represents and warrants to, and agrees with, each of the Underwriters that

(i)  A registration statement on Form S-3 (File No. 333-163677) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and

any post-effective amendment thereto, each in the form heretofore filed with the Commission, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Act”), which became or will become effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(a) under the Act and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus and the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed or to be filed with Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”.

(ii)     No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, none of the representations and warranties in this Section 1(a) shall apply to statements in, or omissions from, the Registration Statement, the Pricing Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters specifically for use in the Registration Statement, the Pricing Prospectus or the Prospectus, as the case may be.  With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or the Prospectus is the statements contained in the fourth, tenth and eleventh paragraphs under the section entitled “Underwriting” in the  Prospectus (collectively, the “Underwriter Information”).

(iii)    For the purposes of this Agreement, the “Applicable Time” is 8:30 a.m. (New York time) on the date of this Agreement.  The Pricing Prospectus, as supplemented by the pricing information set forth in Schedule II attached hereto, taken together, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II attached hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(iv)    The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement,  except as set forth on Schedule II hereto;

(v)    The Registration Statement and the Pricing Prospectus conform, and the Prospectus and any further amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto, as of the Applicable Time as to the Pricing Prospectus and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(vi)    The Company was not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Act when each Issuer Free Writing Prospectus was filed, and it is currently not an “ineligible issuer”.  Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(vii)   None of the Company, its directors or its officers has  distributed nor will  distribute prior to the later of (i) the First Time of Delivery (defined hereinafter), or the Second Time of Delivery (defined hereinafter), if applicable, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

(viii)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements in the Registration Statement, the Pricing Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and Pricing Prospectus, there has not been (a) any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries, other than as set forth or contemplated in the Pricing Prospectus, (b) any purchase of its outstanding capital stock by the Company or any of its subsidiaries, (c) any dividend or distribution, paid or declared, of any kind of the capital stock of the Company or any of its subsidiaries, or (d) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus.

(ix)            Each of the Company and its subsidiaries has good and valid title in fee simple  to all real property (or valid land use rights and building ownership rights in the case of real properties located in the PRC) and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere materially with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by each of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere materially with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole.

(x)        The Company and its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is reasonably adequate to protect the Company and its subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the First Time of Delivery and each additional Time of Delivery, if any, except for any insurance the lack thereof would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance on reasonable terms as and when such insurance expires; and there is no insurance claim made by or against the Company or any of its subsidiaries, pending, outstanding, or to the Company’s best knowledge after due inquiry, threatened, that would reasonably be expected to have a Material Adverse Effect; and no facts or circumstances exist that would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid, except for any failure of payment that would not reasonably be expected to have a Material Adverse Effect.

(xi)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for failure to so qualify or be in good standing that would not reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or organization in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus except for failure to be or do so would not reasonably be expected to have a Material Adverse Effect.

(xii)      Neither the Company nor any of its subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Registration Statement, the Pricing Prospectus and the Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its subsidiaries or, to the Company’s best knowledge after due inquiry, any other party to any such material contract or agreement.

(xiii)         Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, each of the Company and its subsidiaries has all the necessary material licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all material declarations and filings with, all applicable governmental agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, and such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits contain no material restrictions or conditions not described in the Registration Statement, the Pricing Prospectus and the Prospectus; neither the Company nor any of its subsidiaries is aware that any regulatory body is considering modifying, suspending or revoking any such material licenses, consents, authorizations, approvals, orders, certificates or permits, and the Company and its subsidiaries are in material compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits.

(xiv)         Neither the Company nor any of its subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of any jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, order, judgment, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities (“Governmental Agency”) in any jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for, in the case of clauses (A), (B) and (D), such breach or default (individually or in aggregate) would not reasonably be expected to have a Material Adverse Effect.

(xv)      As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and, as of the First Time of Delivery and any additional Time of Delivery, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding Common Stock are not entitled to preemptive or other rights to acquire Shares; except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, its Common Stock or any other class of capital stock of the Company.

(xvi)          Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (A) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Common Stock or any other capital stock or other equity interests of the Company, (B) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Stock or any other capital stock of or other equity interests in the Company or any of its subsidiaries and (C) no person has the right to act as an underwriter to the Company in connection with the offer and sale of the Shares, except for the several Underwriters named herein.

(xvii)        The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, and will conform to the description of the Shares contained in the Registration Statement, the Pricing Prospectus and the Prospectus, and no holder of the Shares is or will be subject to personal liability by reason of being such a holder. The Shares, when issued and delivered against payment therefor as provided herein, will be free of any restrictions upon the voting or transfer thereof pursuant to the Company’s articles of association or other constitutive documents or any agreement or other instrument to which the Company is a party.

(xviii)   Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(xix)     The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(xx)   This Agreement has been duly authorized, executed and delivered by the Company.

(xxi)   No subsidiary of the Company is currently prohibited, directly or indirectly, under any applicable laws or regulations, any agreement or other instrument to which it is a party or is subject, from (i) paying dividends to the Company, (ii) making any other distribution on such subsidiary’s capital stock, (iii) repaying to the Company any loans or advances to such subsidiary from the Company, (iv) making any advances to the Company, or (v) transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xxii)         All dividends and other distributions declared and payable on the share capital of any of the Company’s PRC subsidiaries may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) in the PRC.

(xxiii)        The issue and sale of the Shares, the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not result in (A) breach of or in default under any applicable laws, regulations, rules, orders or decrees of any jurisdiction where it was incorporated or operates, (B) breach of or in default under any approval, consent, waiver, order, judgment, authorization, exemption, permission, endorsement or license granted by any Governmental Agency in any jurisdiction where it was incorporated or operates, (C) violation of its constitutive or organizational documents or (D) default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

(xxiv)         No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Agency is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the NASDAQ Global Select Market or FINRA in connection with the purchase and distribution of the Shares by the Underwriters.

(xxv)         No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, United States, Delaware, Illinois or any political subdivision or taxing authority thereof or therein in connection with: (A) the sale and delivery by the Company of the Shares to or for the respective accounts of the several Underwriters or (B) the sale and delivery by the Underwriters of the Shares to the purchasers thereof in the manner contemplated by this Agreement, and (C) the subsequent sale and delivery of the Shares by the holders of such Shares.

(xxvi)        Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of their respective affiliates, has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxvii)      The statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Description of Capital Stock” insofar as they purport to constitute a summary of the terms of the Shares, under the captions “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(xxviii)   No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus and the Prospectus has been made without a reasonable basis or has been disclosed other than in good faith.

(xxix)        There are no legal, arbitration or governmental proceedings (including, without limitation, governmental investigations or inquiries) pending to which the Company or any of its subsidiaries or the Company’s directors and executive officers is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or (B) that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and are not so described; and, to the Company’s knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, off-balance sheet transactions, licenses, agreements, contracts, related party transactions or other documents that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that were not described or filed as required.

(xxx)         The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxi)        The Registration Statement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and the filing of the Registration Statement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus, with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(xxxii)        In each case, (A) each of the Company and its subsidiaries owns, possesses, licenses or has other rights to use all patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) (collectively, “Intellectual Property”) that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus; (B) all material copyrights and patents owned or licensed by the Company (including all material copyrights and patents owned or licensed by the Company’s subsidiaries) are valid, enforceable and not subject to any ongoing or threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; and (C) neither the Company nor any of its subsidiaries has received any notice alleging material infringement, violation or conflict with (and neither the Company nor any of its subsidiaries knows of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company, its subsidiaries, or their products.

(xxxiii)       The Company has not sold, issued or distributed any Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act.

(xxxiv)       Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, no indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no relationships or transactions between the Company or any of its subsidiaries on the one hand and its affiliates, officers and directors or their stockholders, customers or suppliers on the other hand except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus.

(xxxv)        Deloitte Touche Tohmatsu CPA Ltd. (“Deloitte”) and Rotenberg & Co. LLP (“Rotenberg”), who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.  Deloitte has audited the Company’s internal control over financial reporting and management’s assessment thereof.

(xxxvi)      The Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“US GAAP”); all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been no adverse change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, and, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company’s independent accountants have not notified the Company of any material weakness in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has affected, or is reasonably likely to affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its subsidiaries and their respective officers and directors, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established.

(xxxvii)     The Company has provided or made available to you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its subsidiaries to any director or executive officer of the Company; since July 15, 2005, the Company has not, directly or indirectly, including through any of its subsidiaries (i) extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on March 31, 2010, that (x) is outstanding on the date hereof and (y) constitutes a violation of any applicable law or regulation.

(xxxviii)    Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has any material obligation to provide housing, retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its subsidiaries, or to any other person.

(xxxix)       Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Company and its subsidiaries and that are not otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(xl)   Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, since the filing of the Registration Statement with the SEC, there has been no change to the composition of the board of directors of the Company or the composition of the executive officers of the Company.

(xli)       None of the Underwriters will be deemed to be resident, domiciled, carrying on business or subject to taxation in the PRC solely by reason of its execution, delivery, performance or enforcement of, or the consummation of any transaction contemplated by, this Agreement or any other document furnished hereunder.

(xlii)          The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods covered thereby; and the supporting schedule included in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly and accurately in all material respects the information shown thereby; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(xliii)  All returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries for taxation purposes as required by the law of the jurisdictions in which the Company and its subsidiaries are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any material dispute with the relevant revenue or other appropriate authorities; the provisions included in the audited consolidated financial statements as set out in the Registration Statement, the Pricing Prospectus and the Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or would reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received or to the best of its knowledge after due inquiry, expected to receive, any notice of any material tax deficiency with respect to the Company or any of its subsidiaries.

(xliv)  Each of the Company’s subsidiaries operating in the PRC is in compliance with all requirements under all applicable PRC laws and regulations to qualify for their exemptions from enterprise income tax or other income tax benefits (the “Tax Benefits”) as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and the actual operations and business activities of each of the Company’s subsidiaries are sufficient to meet the qualifications for their Tax Benefits. No submissions made to any PRC Governmental Agency in connection with obtaining their Tax Benefits contained any misstatement or omission that would have affected the granting of their Tax Benefits. None of the Company’s subsidiaries has received notice of any deficiency in their respective applications for their Tax Benefits, and the Company is not aware, to their best knowledge after due inquiry, of any reason why any of the Company’s subsidiaries would not qualify for, or be in compliance with the requirements for, their Tax Benefits.

(xlv)  Any statistical and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(xlvi)  There are no contracts, agreements or understandings between the Company and any person other than the Underwriters that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares.

(xlvii)  Under the laws of the PRC, the choice of law provisions set forth in Section 14 hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments.

(xlviii)  None of the Company, any of its subsidiaries, and, to the Company’s best knowledge after due inquiry, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to a political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any similar laws in the jurisdiction that the Company or any of its subsidiaries is subject to; or made any unlawful bribe, payoff, influence payment, kickback, payment or rebate.  The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure the continued compliance therewith.

(xlix)  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company after due inquiry, threatened.

(l)    The descriptions of the events, agreements (and their purpose) and transactions set forth under the section entitled “Corporate Structure and History” in the Company’s annual report on Form 10-K for fiscal year ended March 31, 2010, which is incorporated in the Registration Statement, the Basic Prospectus, the Pricing Prospectus and the Prospectus, are accurate, complete and fair in all material respects; and each of the events, agreements (and their purpose) and transactions set forth therein has been duly authorized and does not (A) contravene any provision of applicable law or statute, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC), (B) contravene the articles of association, business license or other constitutive documents of the Company or any of its subsidiaries, or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any contravention, conflict, breach or default thereof that would not reasonably be expected to have a Material Adverse Effect.

(li)  each of the Company and the Company’s directors that signed the Registration Statement is aware of, and has been advised as to, the content of the Rules on

Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”) and the official clarifications, guidance, interpretations and implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles (“SPVs”) formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules and Related Clarifications from its PRC counsel and the Company understands such legal advice. The Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice.

(lii)  Each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to ensure compliance by each of its stockholders, option holders, directors, officers, employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company, (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each stockholder, option holder, director, officer, employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(liii) (A)    None of the Company’s subsidiaries, employees, directors and officers, and agents when acting on behalf of the Company: (i) does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”); or (ii) supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Shares contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions or in any manner that would otherwise cause any person (including any person involved in or facilitating the offer of the Shares, whether as underwriter, advisor or otherwise) to violate any OFAC administered sanctions; and (D) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause (C) of this paragraph or in the Registration Statement, the Pricing Prospectus and the Prospectus.

(liv)  The Company and each of its subsidiaries hold all material permits, authorizations and approvals required under any applicable laws or regulations relating to the safety of its production process or its products, and the Company and each of its subsidiaries are in compliance with such permits, authorizations and approvals or such other applicable laws and regulations; there are no past, present or, to the Company’s knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any subsidiary under, or to interfere with or prevent compliance by the Company or any subsidiary with, such permits, authorizations and approvals or such other applicable laws and regulations. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has ever experienced, is not currently experiencing, and to the best of its knowledge after due inquiry, is expected to experience, any safety issues relating to its production process or its products that would reasonably be expected to have a Material Adverse Effect.

(lv)  The Company and its subsidiaries and their respective properties, assets and operations are in material compliance with, and the Company and each of its subsidiaries hold all material permits, authorizations and approvals required under Environmental Laws (as defined below); in the ordinary course of their business, the Company and each of its subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); there are no past, present or, to the Company’s best knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any subsidiary under, or to interfere with or prevent material compliance by the Company or any subsidiary with, Environmental Laws; neither the Company nor any of its subsidiaries (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the Company’s best knowledge after due inquiry, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) that would reasonably be expected to have a Material Adverse Effect (as used herein, “Environmental Law” means any PRC national, provincial, municipal or other local law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(lvi)  Neither the Company nor any of its subsidiaries is engaged in any unfair labor practice, except for matters which would not, individually or in the aggregate, have a Material Adverse Effect; there is, except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) no unfair labor practice complaint pending or threatened against the Company or any of its subsidiaries before any competent governmental authority or agency, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries; there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any other comparable laws, rules or regulations applicable to or concerning the Company or any of its subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(lvii)  There are no affiliations or associations between any member of FINRA and the Company; there are no affiliations or associations between (A) any member of FINRA and (B) any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 90th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(lviii)  The Company’s directors, director appointee and executive officers are not a party in any legal, governmental or regulatory proceedings that, if determined adversely to such director or executive officer, would result in such director or officer to be unsuitable for his or her position on the board or in the Company.

(lix)  Neither the Company or its controlling person or any of its subsidiaries nor any of their respective properties, assets or revenues has any right of immunity under the laws of the PRC, the state of Delaware or the State of New York, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; to the extent that the Company or the its controlling person or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company, the controlling person and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 14 of this Agreement.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.

2.  Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of US$18.05, the number of Firm Shares set forth opposite their respective names in Schedule I attached hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I attached hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company, as and to the extent indicated in Schedule I attached hereto, hereby grants to the Underwriters the right to purchase at their election up to 495,000 Optional Shares at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 3 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than three or later than ten business days after the date of such notice.

3.  (a) The Shares to be purchased by each Underwriter hereunder and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company prior to a Time of Delivery

 (the “Notification Time”) shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Representatives at least 48 hours in advance of such Time of Delivery.  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on June 30, 2010 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)  The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of O’Melveny & Myers LLP, 37th Floor, Yin Tai Centre, No. 2 Jianguomenwai Avenue, Chaoyang District, Beijing 100022, China (the “Closing Location”), all at such Time of Delivery.  A meeting will be held at the Closing Location at 11:00 p.m., Hong Kong time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

4.        (a)  The Company agrees with each of the Underwriters:

(i)  To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus, the Pricing Prospectus or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective, any amendment to the Pricing Prospectus has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the

Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or for additional information; in the event of such request for amendment or supplement, to provide the Representatives and their counsel copies of any proposed amendment or supplement for review and comment, a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement unless reasonably approved by the Representatives and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

(ii)  Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(iii)  From time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the

Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, to notify the Representatives and upon the reasonable request of the Representatives to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the reasonable request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(iv)  To make generally available to its securityholders as soon as practicable, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(v)  During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without prior written consent of the Representatives other than (A) the Shares to be sold hereunder and (B) any shares of Common Stock of the Company issued upon the exercise of options granted under any Company stock plans, the granting of such options or the issuance of shares pursuant to other awards granted under any Company stock plans, whether at the time of grant of such award or upon the vesting or settlement of such award, and any transaction involving shares of Common Stock of the Company under any deferred compensation or other employee or director compensation plan or arrangement of the Company or its subsidiaries in effect at the date of this Agreement;  provided, however, that if (A) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (B) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives and each stockholder subject to the Lock-Up Period pursuant to the Lock-Up Agreements referred to in Section 7(j) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

(vi)  During a period of five years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (B) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that this obligation shall be deemed to have been satisfied where any such reports or communications have been publicly filed with the Commission.

(vii)  To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any Governmental Agency having jurisdiction over the Company or its subsidiaries.

(viii)  Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares.

(ix)  To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act.

(x)  If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(xi)  Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(xii)  To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares to be sold by the Company and the execution and delivery of this Agreement, except to the extent that the taxes, duties or fees would not have been imposed but for the failure of such Underwriter to comply with any certification, identification or other reporting requirements if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such tax, duty or fee.

(xiii)  To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act.

(xiv)  Prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its subsidiaries, or the offering of the Shares, without prior consent of the Representatives.

5.         (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto.

(b)  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic roadshow.

(c)  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

6.  The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda, provided that in no event shall such fees exceed $5,000; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each Preliminary Prospectus,  the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of  FINRA in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on the NASDAQ Global Select Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters.  Subject to the provisions of Section 9, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

7.  The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)     T he Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; all Issuer Free Writing Prospectus required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(b)  O’Melveny & Myers LLP, U.S. counsel to the Underwriters, shall have furnished and addressed to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)     King & Wood, PRC counsel to the Underwriters, shall have furnished and addressed to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters:

(d)     Davis Polk & Wardwell LLP, U.S. counsel and Delaware counsel to the Company, shall have furnished and addressed to the Representatives their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(e)      John Z. Huang & Associates, Illinois counsel to the Company, shall have furnished and addressed to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(f)  De Heng Law Offices, PRC counsel to the Company, shall have furnished to the Company their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(g)  On the date of the Prospectus at a time prior to the execution of this Agreement, and also at each Time of Delivery, Deloitte shall have furnished and addressed to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives.

(h)  On the date of the Prospectus at a time prior to the execution of this Agreement, Rotenberg shall have furnished and addressed to the Representatives a letter, dated the date of the Prospectus, in form and substance satisfactory to the Representatives.

(i)       No Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, Preliminary Prospectus, Pricing Prospectus or Prospectus shall have been filed to which the Representatives shall have reasonably objected.

(j)  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements in the Registration Statement, the Pricing Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus there shall not have been any change in the share capital, short- or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus.

(k)     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Select Market, The New York Stock Exchange, the Shanghai Stock Exchange or the Shenzhen Stock Exchange, (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Select Market; (iii) a general moratorium on commercial banking activities in New York or the PRC declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities or acts of terrorism involving the United States or the PRC or the declaration by the United States or the PRC of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States or the PRC, or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(l)  Each party set forth in Annex I attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”)(a form of such Lock-Up Agreement is attached as Annex II hereto).

(m)    The Company shall have complied with the provisions of Section 4(a)(iii) hereof with respect to the furnishing of prospectuses.

(n)    At each Time of Delivery, as the case may be, the Chief Financial Officer of the Company shall have furnished to the Representatives an officer’s certificate, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, which certificate shall cover certain financial and operating disclosures contained in the

Registration Statement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus, if applicable.

(o)  The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company, respectively, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company, respectively, herein at and as of such Time of Delivery, as to the performance by the Company of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representatives may reasonably request, including, without limitation, certificates of officers of the Company satisfactory to the Representatives with respect to the memorandum and articles of association and other organizational documents of the Company, all resolutions of the board of directors of the Company and other corporate actions relating to this Agreement and the authorization, issue and sale of the Shares and the incumbency and specimen signatures of signing officers, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (j) and(p) of this Section and as to such other matters as the Representatives may reasonably request.

(p)  There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Shares, the listing and trading of the Shares on the NASDAQ Global Select Market or the transactions contemplated by this Agreement.

8.    (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) under the Act, any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the

Registration Statement, the Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or such amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Shares to be purchased by such Underwriter hereunder.

(c)  Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served.  No indemnification provided for in Section 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section.  In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof.  The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties.  An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

(d)       In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8(a) or 8(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8(d), no Underwriter (except as may be provided in the

Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 8(d).  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.  The Underwriters’ obligations to contribute pursuant to this Section 8(d) are several in proportion to their respective underwriting commitments and not joint.

9.     (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase, and of the Company to sell, the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.      The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Anything herein to the contrary notwithstanding, the indemnity agreement of the Company in subsection Section 8(a) hereof, the representations and warranties in subsections (a)(ii) to (a)(iv) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificate furnished by the Company pursuant to Section 7 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act.  Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the

Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

11.   (a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)   If this Agreement shall be terminated or if the Shares are not delivered pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will, upon the occurrence of any failure to complete the sale and delivery of the Shares, promptly (and, in any event, not later than 30 days), reimburse the Underwriters through the Representatives for all out-of-pocket expenses provided in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

12.   In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at, in the case of Oppenheimer & Co., 300 Madison Avenue, 4th Floor, New York, NY 10017, USA, facsimile number: 212-667-6140, Attention: Equity Capital Markets, with a copy to R. Wade Dougherty - Legal Department, facsimile number 212-667-7441 and in the case of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, USA, facsimile number: 949-720-7223, Attention: Equity Capital Markets, with a copy to the Legal Department, facsimile number 949-720-7223; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to c/o Synutra International, Inc., 2275 Research Blvd, Suite 500, Rockville, MD 20850, USA, Attention: Weiguo Zhang; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.      Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

15.       In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16.      Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.      The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.  Each of the Company and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.  Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.     If the foregoing is in accordance with the understanding of the Representatives, please sign and return to us one or more counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that acceptance by the Representatives of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

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Very truly yours,

Synutra International, Inc.

By:	/s/ Weiguo Zhang
Name: Weiguo Zhang
Title: President

Accepted as of the date hereof:

Oppenheimer & Co. Inc.

By:	/s/ Andrew MacInnes
Name: Andrew MacInnes
Title: Head of Equity Capital Markets

Roth Capital Partners, LLC

By:	/s/ Aaron Gurewitz
Name: Aaron Gurewitz
Title: Head of Equity Capital Markets

   On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Oppenheimer & Co. Inc.	1,650,000	247,500
Roth Capital Partners, LLC	1,650,000	247,500
Total	3,300,000	495,000

SCHEDULE II

Issuer Free Writing Prospectuses: None

Public offering price: $19.00 per share

Underwriting discounts and commissions: 5%

Number of Shares to be Issued: 3,300,000

ANNEX I

List of parties to be locked up

Directors and Executive Officers
Liang Zhang	Chairman of the Board of Directors and Chief Executive Officer
Joseph Chow	Director and Interim Chief Financial Officer
David Hui Li	Director
Jinrong Chen	Director
Yiu-Chun Chan	Director
Lei Lin	Director
Ka-Keung Yeung	Director
Weiguo Zhang	President
Donghao Yang	Chief Financial Officer

5% stockholders
Beams Power Investment Limited
Warburg Pincus Private Equity IX, L.P.

ANNEX II

Form of Lock-Up Agreement

June 25, 2010

OPPENHEIMER & CO. INC.
300 MADISION AVENUE
NEW YORK, NY 10017
USA

ROTH CAPITAL PARTNERS, LLC
24 CORPORATE PLAZA
NEWPORT BEACH, CA 92660
USA

As Representatives of the several Underwriters

Re:	Synutra International, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as Representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Synutra International, Inc., a Delaware corporation (the “Company”), providing for a public offering of 3,300,000 shares (the “Shares”) of common stock, par value US$0.0001 per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-3 that has been filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Common Stock, or any options or warrants to purchase any shares of the Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of the Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 12 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of the Representatives on behalf of the Underwriters, (iv) upon death by will or intestacy to a member of the undersigned’s immediate family, or (v) to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned; provided that for transfers under clauses (iv) and (v), such transferee shall agree to be bound under this Lock-Up Agreement during the Lock-Up Period;  provided further that, in each case, no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership or limited liability company, the corporation, partnership or limited liability company may transfer the capital stock of the

Company to any wholly-owned subsidiary of such corporation, partnership or limited liability company; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.  The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement does not become effective by June 30, 2010, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from, all obligations under this Lock-Up agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title